Exhibit 23.2

Silberstein Ungar, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

November 30, 2012


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Lion Consulting Group, Inc.
Lewes, Delaware

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Amendment No. 4 to Form S-1, Registration Statement under the Securities Act of 1933, filed by Lion Consulting Group, Inc. of our report dated May 5, 2012, relating to the financial statements of Lion Consulting Group, Inc. as of March 31, 2012 and for the period from February 6, 2012 (date of inception) to March 31, 2012, and the reference to us under the caption "Interests of Named Experts and Counsel".

Sincerely,


/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC
Bingham Farms, Michigan